UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2013

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2013, Lake Sunapee Bank, fsb (the “Bank”), a wholly owned subsidiary of New Hampshire Thrift Bancshares, Inc., entered into an amendment to purchase and sale agreement (the “Amendment”) with Meredith Village Savings Bank (“Seller”), which amends the Purchase and Sale Agreement, dated February 15, 2013, between the Bank and Seller (the “Agreement”). The Amendment extends the closing date of the transaction from March 21, 2013, to a closing date no later than 10 business days following receipt of all required regulatory approvals, or as mutually agreed to by the parties. In the event the required regulatory approvals are not obtained within 120 days of the Amendment, the Agreement may be terminated by either the Purchaser or Seller, unless the parties mutually agree to waive such termination.

As previously announced, the Bank will acquire all of the shares of common stock of Charter Holding Corp. held by Seller for a total purchase price of $6.2 million in cash or its equivalent. Completion of the transaction is subject to closing conditions, including the receipt of all regulatory approvals by the Bank and the satisfactory completion of purchase accounting valuations by an independent third party.

The foregoing summary of the Amendment is qualified by reference to the copy of the Amendment filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Amendment to Purchase and Sale Agreement, dated March 21, 2013, between Lake Sunapee Bank, fsb, and Meredith Village Savings Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Laura Jacobi
Laura Jacobi
Senior Vice President and Chief Financial Officer

Date: March 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to Purchase and Sale Agreement, dated March 21, 2013, between Lake Sunapee Bank, fsb, and Meredith Village Savings Bank